UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

  Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15( d ) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 25, 2016

Monaker Group, Inc.

( Exact name of Registrant as specified in its charter )

Nevada
(State or other jurisdiction of incorporation)

000-52669	26-3509845
(Commission File Number)	(I.R.S. Employer Identification No.)

2690 Weston Road, Suite 200

Weston, Florida 33331

(Address of principal executive offices zip code)

(954) 888-9779

(Registrant’s telephone number, including area code)

Next 1 Interactive, Inc.

(Former name or former address, if changed since last report)

________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 25, 2016, Monaker Group, Inc. (the “Company”) closed an offering (the “Offering”) of an aggregate of 240,000 units to Donald P. Monaco Insurance Trust (“Monaco Insurance Trust”), an accredited investor, at a price per unit of $2.50 (the “Units”) with each Unit consisting of (i) one (1) share of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), and (ii) one (1) warrant (the “Warrant”) to acquire one (1) share of Common Stock at an exercise price of $1.50 per share, for aggregate cash proceeds of $600,000.  Donald P. Monaco, a member of our Board of Directors, is the trustee of the Monaco Insurance Trust.

The Warrants issued in the Offering expire on January 21, 2017, may be exercised on a cashless basis, and contain certain anti-dilution protection provisions, including those that are triggered upon the payment by the Company of a stock dividend, if the Company subdivides or reclassifies its outstanding shares of Common Stock into a greater number of shares, or if the Company combines or reclassifies its outstanding shares of Common Stock into a smaller number of shares. The foregoing description of the Warrants is qualified in its entirety by reference to the full text of the form of Warrant, a copy of which is included as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The Company intends to use the net proceeds of the above-described Offering for working capital and general corporate purposes, including without limitation, to purchase assets to enhance the Company’s strategy. The Offering constitutes a private placement offering in which the Company had offered for sale up to 240,000 Units, all of which were purchased for gross proceeds of $600,000 by the Monaco Insurance Trust. Mr. Monaco is the trustee of the Monaco Insurance Trust. The private placement is now terminated.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report is incorporated by reference in response to this Item 3.02.

The 240,000 Units and related shares of Common Stock and Warrants and the shares of Common Stock underlying the Warrants sold in the Offering were not registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(a)(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering. The investor is an “accredited investor” as such term is defined in Regulation D promulgated under the Securities Act.   This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such securities contain a legend stating the same.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

4.1	Form of Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (000-52669) filed with the Securities and Exchange Commission on October 7, 2015)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONAKER GROUP, INC.

Date: January 29, 2016	By:	/s/ William Kerby
		Name:	William Kerby
		Title:	Chief Executive Officer